UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 24, 2008
CC MEDIA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53354	26-0241222

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
200 East Basse Road
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
(210) 822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     On November 24, 2008, Clear Channel Communications, Inc. (“Clear Channel”), a subsidiary of CC Media Holdings, Inc., issued a press release announcing that it is commencing a cash tender offer to purchase its outstanding 7.65% Senior Notes due 2010 in an aggregate principal amount not to exceed $200,000,000 pursuant to a modified “Dutch auction” procedure on the terms and conditions set forth in an Offer to Purchase dated November 24, 2008. Clear Channel also announced that its indirect wholly owned subsidiary, CC Finco, LLC, is commencing (i) a cash tender offer for the maximum aggregate principal amount of Clear Channel’s outstanding 6.25% Senior Notes due 2011 and 4.40% Senior Notes due 2011 that it can purchase for $75,000,000 (subject to increase) pursuant to a modified “Dutch auction” procedure in accordance with the terms and conditions set forth in an Offer to Purchase dated November 24, 2008, and (ii) a cash tender offer for the maximum aggregate principal amount of Clear Channel’s outstanding 5.00% Senior Notes due 2012 and 5.75% Senior Notes due 2013 that it can purchase for $25,000,000 (subject to increase) pursuant to a modified “Dutch auction” procedure on the terms and conditions set forth in an Offer to Purchase dated November 24, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Clear Channel Communications, Inc. issued November 24, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	CC MEDIA HOLDINGS, INC.
	By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS
99.1	Press Release of Clear Channel Communications, Inc. issued November 24, 2008.